Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Compliance Regarding Filing of Form 10-Q

LOS ANGELES, CA – (BUSINESS WIRE) – June 6, 2024 – Broadway Financial Corporation (“Broadway,” “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association, announced today it received a letter from Nasdaq, Inc., dated May 30, 2024, informing the Company that it had regained compliance with Nasdaq Listing Rule 5250(c)(1) with respect to the Form 10-Q for the period ended March 31, 2024 based on the Company’s filing on May 24, 2024. The letter noted that the matter is now closed.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading community-oriented bank in Southern California and in the Washington, D.C. market serving low-to-moderate income communities. We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings, and money market accounts, certificates of deposits, and retirement accounts.

Stockholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010 or contact Investor Relations at the phone number or email address below.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (323) 556-3264
Investor.relations@cityfirstbroadway.com